UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

FinServ Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40076	85-4030806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 391-1288

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-quarter of one Redeemable Warrant	FSRXU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FSRX	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	FSRXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2023, FinServ Acquisition Corp. II, a Delaware corporation (the “Company”), issued a promissory note (the “Working Capital Note”) in the aggregate principal amount of up to $400,000 to the Company’s sponsor, FinServ Holdings II, LLC (the “Sponsor”) pursuant to which the Sponsor agreed to loan to the Company up to $400,000 for working capital expenses. The Working Capital Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of an initial business combination (the “Business Combination”) and (b) the date of the Company’s liquidation.

The issuance of the Working Capital Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Working Capital Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Working Capital Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved (1) an amendment to the Company’s amended and restated certificate of incorporation, as amended on February 21, 2023 (the “Charter”), to extend the date by which the Company must consummate its Business Combination from August 22, 2023 to February 22, 2024 (or such earlier date as determined by the Board) (the “Extension Amendment”); and (2) an amendment to the Charter to eliminate from the Charter the limitation that the Company will only redeem the Public Shares so long as (after such redemption), the Company’s net tangible assets, or of any entity that succeeds to the Company as a public company, will be at least $5,000,001 either immediately prior to or upon consummation of the Business Combination (the “Redemption Limitation Amendment” and, together with the Extension Amendment, the “Charter Amendments”). The Company filed the Extension Amendment with the Secretary of State of the State of Delaware on August 18, 2023. The Company filed the Redemption Limitation Amendment with the Secretary of State of the State of Delaware on August 23, 2023.

The foregoing description of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the Extension Amendment and the Redemption Limitation Amendment, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Meeting, an aggregate of 13,259,003 shares of the Company’s common stock, which represents a quorum of the outstanding shares of common stock entitled to vote as of the record date of July 19, 2023, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate a Business Combination from August 22, 2023 to February 22, 2024 (or such earlier date as determined by the Board). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

FOR	AGAINST	ABSTAIN
10,260,688	2,748,130	0

(2) Redemption Limitation Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation to eliminate the limitation that the Company will only redeem the Public Shares so long as (after such redemption), the Company’s net tangible assets, or of any entity that succeeds to the Company as a public company, will be at least $5,000,001 either immediately prior to or upon consummation of the Business Combination. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

FOR	AGAINST	ABSTAIN
10,260,688	2,748,130	0

In connection with the Meeting, stockholders holding 3,920,848 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $40,298,391 (approximately $10.28 per Public Share) will be removed from the Trust Account to pay such holders and approximately $10,670,135 will remain in the Trust Account. Following redemptions, the Company has 9,338,155 shares of Class A common stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Second Amendment to Amended and Restated Certificate of Incorporation.
3.2	Third Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note issued to FinServ Holdings II, LLC, dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINSERV ACQUISITION CORP. II

Dated: August 24, 2023	By:	/s/ Steven Handwerker
	Name:	Steven Handwerker
	Title:	Chief Financial Officer

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